AMERICAN REPROGRAPHICS COMPANY POSTS RESULTS
FOR FOURTH QUARTER 2005
~ Annual Revenue: $494.2 million; an 11.3% increase over 2004 ~
~Adjusted Annual EPS: $0.88 ~
GLENDALE, California (March 2, 2006) — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographic services and technology today reported revenue for the fourth quarter of 2005 of $124.7 million compared to $107.6 million in the fourth quarter of 2004, an increase of 15.9%. Net income for the fourth quarter of 2005 was $3.0 million, or $0.07 per diluted share. Excluding the pre-tax charge incurred from the early extinguishment of debt of $9.3 million, pro forma net income for the fourth quarter of 2005 was $8.6 million, or $0.19 per diluted share. This compares to pro forma net income for the fourth quarter last year of $2.6 million, or $0.07 per fully diluted share.
Revenue for the full year ended December 31, 2005 was $494.2 million, compared to $443.9 million for 2004. Net income for 2005 was $60.5 million, or $1.40 per diluted share, including a one-time $27.7 million income tax benefit due to the Company’s reorganization from a limited liability company to a Delaware corporation in conjunction with its IPO in February 2005. Excluding the one-time income tax benefit due to reorganization, debt refinancing costs, net of tax benefit, and including proforma incremental income tax provision, the Company earned $38 million, or $0.88 per fully diluted share, in 2005. Net income for 2004, after adjusting for an incremental tax provision as if the Company had converted to a Delaware corporation prior to 2004, would have been $20.4 million or $0.54 per diluted share. The Company’s gross margin in the fourth quarter of 2005 was 40.2%, compared to 37.6% for the same period in 2004.
“We are pleased to report solid revenue and earnings growth for the fourth quarter and full year,” said S. “Mohan” Chandramohan, Chairman and CEO of American Reprographics Company. “We were able to capitalize on the tailwind the AEC industry experienced this year, and carry the momentum into the fourth quarter which is typically a seasonally slower period for ARC. As a result, demand for our large-format reprographic services, which address the architecture, engineering and construction industry, remained strong throughout the quarter.”
K. “Suri” Suriyakumar, President and COO said, “We continued to diversify our business both geographically and across our business segments. Every geographic region we track experienced growth in the fourth quarter. We also made significant strides in our on-site services, or ‘facilities management,’ business, as well as in digital services — two areas that are critical for our future success. These successes, together with others in technology development, product licensing, and increases in PEiR Group membership, position us well for continued growth in 2006.”
Outlook
Based on current general economic trends and trends in the AEC industry, the Company’s plans for opening new locations and the entrance into new markets, American Reprographics Company anticipates that revenue for 2006 will be between $560-$565 million. The Company believes that fully diluted EPS for 2006 will be in the range of $1.21-$1.24.
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 p.m. Pacific time to discuss financial results for the fourth quarter ended December 31, 2005. The conference call can be accessed by dialing 800-322-5044 (Domestic) or 617-614-4927 (International). The passcode is “71031567.”
A replay of this call will be available for seven days. This replay can be accessed by dialing 617-801-6888. The required passcode for the replay is “91371992.”
A live webcast of this conference call can be accessed at the Company’s website at www.e-arc.com. An archive of the webcast will be available for approximately 90 days following the conclusion of the teleconference.

About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 200 locally-branded reprographics service centers across the U.S., and on-site at their customers’ locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 65,000 active customers.
Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “believe,” “expect,” “may,” “anticipate” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding favorable overall macroeconomic trends, positive trends in the architectural, engineering and construction industries, our continuing to open new locations and entrance into new markets, continued success in implementing our major strategic initiatives, continued growth in our facilities management business and digital services, and 2006 revenue and earnings per share estimates. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	Future downturns in the architectural, engineering and construction industries could diminish demand for our products and services

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position

•	Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative affect on our future performance, results of operations and financial condition

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our Quarterly Report on Form 10-Q for the quarters ended September 30, 2005, June 30, 2005 and March 31, 2005, our Annual Report on Form 10-K for the year ended December 31, 2004 and our final prospectus dated February 3, 2005. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of March 2, 2006, and except as required by law, ARC undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA, EBIT, proforma incremental tax provision, and proforma net income. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note 1 to “Non-GAAP Measures” included in this press release for further information.

Contacts:
David Stickney	Jason Golz
Director of Corporate Communications	Financial Dynamics
Phone: 925-949-5100	Phone: 415-439-4532
Email: dstickney@e-arc.com	Email: jgolz@fd-us.com

American Reprographics Company
Consolidated Balance Sheets
(dollars in thousands, except per share data)
(Unaudited)

	December 31,	December 31,
	2004	2005
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,826	$22,643
Accounts receivable, net	61,679	70,592
Inventories, net	6,012	6,817
Deferred taxes	1,364	4,272
Prepaid expenses and other current assets	7,855	6,425

Total current assets	90,736	110,749

Property and equipment, net	35,023	38,983
Goodwill	231,357	245,271
Other intangible assets, net	12,095	21,387
Deferred financing costs, net	6,619	923
Deferred taxes	—	16,216
Other assets	1,504	1,573
Total assets	$377,334	$435,102

Liabilities and Stockholders’ Equity (Deficit)
Liabilities:
Accounts payable	$21,170	$20,811
Accrued payroll and payroll-related expenses	11,683	13,326
Accrued expenses	25,209	19,988
Current portion of long-term debt and capital leases	10,276	18,667

Total current liabilities	68,338	72,792

Long-term debt and capital leases, net of debt discount	310,557	248,741
Mandatorily redeemable preferred membership units	27,814	—
Deferred taxes	5,634	—
Other long-term liabilities	—	—

Total liabilities	412,343	321,533

Commitments and contingencies

Stockholders’ equity (deficit):
Members’ deficit	(32,688)	—
Preferred stock, $.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $.001 par value, 150,000,000 shares authorized; zero and 44,598,815 shares issued and outstanding	—	44
Additional paid-in capital	—	57,246
Deferred stock-based compensation	(2,527)	(2,324)
Retained earnings	—	58,561
Accumulated other comprehensive income	206	42

Total stockholders’ equity (deficit)	(35,009)	113,569

Total liabilities and stockholders’ equity (deficit)	$377,334	$435,102

American Reprographics Company
Consolidated Statements of Operations
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2005	2004	2005
Net sales	107,566	$124,691	$443,864	$494,204
Cost of sales	67,119	74,567	263,787	289,580

Gross profit	40,447	50,124	180,077	204,624

Selling, general and administrative expenses	24,346	29,345	105,780	112,679
Provision for sales tax dispute settlement	1,389	—	1,389	—
Amortization of intangible assets	428	701	1,695	2,120

Income from operations	14,284	20,078	71,213	89,825

Other income	154	(95)	(420)	(381)
Interest expense, net	8,476	6,074	33,565	26,722
Loss on refinance of debt	—	9,344	—	9,344

Income before income tax provision (benefit)	5,654	4,755	38,068	54,140
Income tax provision (benefit)	1,580	1,743	8,520	(6,336)

Net income	4,074	3,012	29,548	60,476

Income tax benefit due to Reorganization	—	—	—	27,701
Loss on early extinguishment of debt, net of tax benefit	—	(5,558)	—	(5,558)
Unaudited proforma incremental income tax provision	1,482	—	9,196	333

Unaudited proforma net income	$2,592	$8,570	$20,352	$38,000

Earnings per share (Actual):
Basic	$0.11	$0.07	$0.83	$1.43

Diluted	$0.11	$0.07	$0.79	$1.40

Earnings per share (Proforma):
Basic	$0.07	$0.19	$0.57	$0.90

Diluted	$0.07	$0.19	$0.54	$0.88

Weighted average common shares outstanding:
Basic	35,510,011	44,598,815	35,493,136	42,264,001
Diluted	37,480,998	45,432,395	37,464,123	43,178,000

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2005	2004	2005
Net income	$4,074	$3,012	$29,548	$60,476
Interest expense, net	8,476	15,418	33,565	36,067
Income tax provision (benefit)	1,580	1,743	8,520	(6,336)

EBIT	14,130	20,173	71,633	90,207
Depreciation	4,296	4,556	17,035	17,045
Amortization	428	702	1,695	2,120

EBITDA	$18,854	$25,431	$90,363	$109,372

Net income	$4,074	$3,012	$29,548	$60,476
Income tax benefit due to Reorganization (a)	—	—	—	(27,701)
Loss on refinance of debt, net of tax benefit (b)	—	5,558	—	5,558
Unaudited proforma incremental income tax provision (c)	(1,482)	—	(9,196)	(333)

Unaudited proforma net income	$2,592	$8,570	$20,352	$38,000

Earnings per share (Actual):
Basic	$0.11	$0.07	$0.83	$1.43

Diluted	$0.11	$0.07	$0.79	$1.40

Earnings per share (Proforma):
Basic	$0.07	$0.19	$0.57	$0.90

Diluted	$0.07	$0.19	$0.54	$0.88

Weighted average common shares outstanding:
Basic	35,510,011	44,598,815	35,493,136	42,264,001
Diluted	37,480,998	45,432,395	37,464,123	43,178,000
See Note 1 for additional information regarding non-GAAP measures.

(a)	Deferred tax benefit recorded as a result of our conversion from a California limited liability company to a Delaware corporation related to our initial public offering in February 2005.
(b)	As a result of our refinancing our second lien debt in the fourth quarter of 2005.
(c)	As if we were a C corporation for all 12 months of 2005.

Note 1. Non-GAAP Measures
     EBIT and EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.
     EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. We present EBIT and EBITDA because we consider them important supplemental measures of our performance and liquidity and believe that such measures are meaningful to investors because they are used by management for the reasons discussed below.
     We use EBIT as a metric to measure and compare the performance of our divisions. We operate our divisions as separate business units, but manage debt and taxation at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our divisions. We also use EBIT as a metric to measure performance for the purpose of determining compensation at the division level and use EBITDA to measure performance and determine compensation at the consolidated level. We also use EBITDA as a metric to manage cash flow from our divisions to the corporate level and to determine the financial health of each division. As noted above, because our divisions do not incur interest or income tax expense, the cash flow from each division should be equal to the corresponding EBITDA of each division, assuming no other changes to a division’s balance sheet. As a result, we reconcile EBITDA to cash flow on a monthly basis as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures. In addition, certain covenants in our credit agreements require compliance with financial ratios based on EBITDA, adjusted for certain items as defined in our credit agreements.
     EBIT and EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	they do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.
     Because of these limitations, EBIT and EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only supplementally.
     We have presented our earnings per share for the 12 months ended December 31, 2005 adjusted to exclude a one-time income tax benefit to the Company in order to present the Company’s operating results for the 12 months ended December 31, 2005 in meaningful comparison to the same period in 2004.

American Reprographics Company
Consolidated Statements of Cash Flows
(dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2004	2005
Operating activities
Net income	$29,548	$60,476
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion of yield on redeemable preferred member units	2,023	449
Allowance for doubtful accounts	1,281	1,241
Reserve for inventory obsolescence	89	88
Reserve for sales tax liability	1,389	—
Depreciation	17,035	17,045
Amortization of intangible assets	1,695	2,120
Amortization of deferred financing costs	1,964	1,660
Deferred income taxes	867	(24,758)
Write-off of deferred financing costs	590	7,089
Amortization of deferred stock-based compensation	547	624
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(5,780)	(3,964)
Inventory	386	754
Prepaid expenses and other assets	(3,133)	433
Accounts payable and accrued expenses	12,357	(6,609)

Net cash provided by operating activities	60,858	56,648

Investing activities
Capital expenditures	(5,898)	(5,237)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(4,654)	(22,380)
Other	(34)	70

Net cash used in investing activities	(10,586)	(27,547)

Financing activities
Proceeds from initial public offering, net of underwriting discounts	—	92,690
Direct costs of initial public offering	—	(1,487)
Proceeds from stock option exercises	—	1,536
Proceeds from issuance of common stock under Employee Stock Purchase Plan	—	4,000
Redemption of preferred member units	—	(28,263)
Proceeds from borrowings under debt agreements	1,000	18,000
Payments on long-term debt under debt agreements	(48,400)	(97,212)
Payment of loan fees	(355)	(1,304)
Proceeds from issuance of common membership units	118	—
Member distributions	(6,124)	(8,244)

Net cash used in financing activities	(53,761)	(20,284)

Net decrease in cash and cash equivalents	(3,489)	8,817
Cash and cash equivalents at beginning of period	17,315	13,826

Cash and cash equivalents at end of period	$13,826	$22,643

Supplemental disclosure of cash flow information
Noncash investing and financing activities:
Noncash transactions include the following:
Capital lease obligations incurred	$7,413	$12,999
Issuance of subordinated notes in connection with the acquisition of businesses	$915	$10,293
Change in fair value of derivatives	$1,028	$(164)